As filed with the Securities and Exchange Commission on May 31, 2017

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Janus Henderson Group plc

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	6282	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

201 Bishopsgate

EC2M 3AE

United Kingdom

+44 (0) 20 7818 1818
(Address of principal executive offices, including zip code)

Henderson Group plc Restricted Share Plan

Henderson Group plc Long-Term Incentive Plan

Henderson Group plc Deferred Equity Plan

Henderson Group plc International Buy As You Earn Plan

Henderson Group plc Company Share Option Plan

Henderson Executive Shared Ownership Plan

Henderson Group plc Sharesave Scheme

Henderson Group Plc Buy As You Earn Plan

Janus 401(k) and Employee Stock Ownership Plan

Janus Henderson Group plc Second Amended and Restated 2010 Long-Term Incentive Stock Plan

Janus Henderson Group plc Second Amended and Restated 2012 Employment Inducement Award Plan

Janus Henderson Group plc Second Amended and Restated 2005 Long-Term Incentive Stock Plan

Janus Henderson Group plc Second Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)

Henderson Global Investors (North America) Inc.

737 North Michigan Avenue, Suite 1700

Chicago, IL 60611

+1 (312) 397 1122

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Paul D. Tropp

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue

New York, NY 10022

+1 (212) 277 400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “emerging growth company,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered(1)	Amount To Be Registered (2)	Proposed Maximum Offering Price Per Share (3)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $1.50, to be issued under the Henderson Group plc Restricted Share Plan	432,820	$29.71	$12,859,082.20	$1,490.37
Ordinary Shares, par value $1.50, to be issued under the Henderson Group plc Long-Term Incentive Plan	700,000	$29.71	$20,797,000.00	$2,410.37
Ordinary Shares, par value $1.50, to be issued under the Henderson Group plc Deferred Equity Plan	897,106	$29.71	$26,653,019.26	$3,089.08
Ordinary Shares, par value $1.50, to be issued under the Henderson Group plc International Buy As You Earn Plan	36,400	$29.71	$1,081,444.00	$125.34
Ordinary Shares, par value $1.50, to be issued under the Henderson Group plc Company Share Option Plan	450,000	$29.71	$13,369,500.00	$1,549.53
Ordinary Shares, par value $1.50, to be issued under The Henderson Executive Shared Ownership Plan	450,000	$29.71	$13,369,500.00	$1,549.53
Ordinary Shares, par value $1.50, to be issued under the Henderson Group plc Sharesave Scheme	169,727	$29.71	$5,042,589.17	$584.44
Ordinary Shares, par value $1.50, to be issued under the Henderson Group Plc Buy As You Earn Plan	288,500	$29.71	$8,571,335.00	$993.42
Ordinary Shares, par value $1.50, to be issued under the Janus 401(k) and Employee Stock Ownership Plan	40,000	$29.71	$1,188,400.00	$137.74
Ordinary Shares, par value $1.50, to be issued under the Janus Henderson Group plc Second Amended and Restated 2010 Long-Term Incentive Stock Plan	2,300,000	$29.71	$68,333,000.00	$7,919.79
Ordinary Shares, par value $1.50, to be issued under the Janus Henderson Group plc Second Amended and Restated 2012 Employment Inducement Award Plan	375,000	$29.71	$11,141,250.00	$1,291.27
Ordinary Shares, par value $1.50, to be issued under the Janus Henderson Group plc Second Amended and Restated 2005 Long-Term Incentive Stock Plan	1,600,000	$29.71	$47,536,000.00	$5,509.42
Ordinary Shares, par value $1.50, to be issued under the Janus Henderson Group plc Second Amended and Restated Employee Stock Purchase Plan	1,300,000	$29.71	$38,623,000.00	$4,476.41
Plan Interests of the Janus 401(k) and Employee Stock Ownership Plan (4)	(4)	$—	$—	(4)

(1)

Represents the number of ordinary shares, par value $1.50 (“Ordinary Shares”), of the Registrant issuable under (i) the Janus 401(k) and Employee Stock Ownership Plan, Janus Henderson Group plc Second Amended and Restated 2010 Long-Term Incentive Stock Plan, Janus Henderson Group plc Second Amended and Restated 2012 Employment Inducement Award Plan, Janus Henderson Group plc Second Amended and Restated 2005 Long-Term Incentive Stock Plan and Janus Henderson Group plc Second Amended and Restated Employee Stock Purchase Plan, which were assumed by the Registrant as a result of the consummation on May 30, 2017, of the transactions contemplated by the Agreement and Plan of Merger, dated as of October 3, 2016, by and among Henderson Group plc, Janus Capital Group Inc. and Horizon Orbit Corp. and (ii) the Henderson Group plc Restricted Share Plan, Henderson Group plc Long-Term Incentive Plan, Henderson Group plc Deferred Equity Plan, Henderson Group plc International Buy As You Earn Plan, Henderson Group plc Company Share Option Plan, Henderson Executive Shared Ownership Plan, Henderson Group plc Sharesave Scheme and Henderson Group Plc Buy As You Earn Plan.

(2)

Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of stock splits, stock dividends or similar transactions.

(3)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and 457(c) of the Securities Act, on the basis of the average of the U.S. dollar equivalents of the high and low sale prices of the ordinary shares of the Registrant (then known as Henderson Group plc) as reported on the London Stock Exchange on May 26, 2017.

(4)

Pursuant to Rule 416(c) under the Securities Act, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the Janus 401(k) and Employee Stock Ownership Plan. Pursuant to Rule 457(h)(3) no registration fee is required to be paid.

EXPLANATORY NOTE

On May 30, 2017, pursuant to the Agreement and Plan of Merger, dated as of October 3, 2016 (the “Merger Agreement”), by and among Henderson Group plc, a company incorporated and registered in Jersey, Channel Islands (“Henderson”), Janus Capital Group Inc., a Delaware corporation (“Janus”), and Horizon Orbit Corp., a Delaware corporation and a direct and wholly owned subsidiary of Henderson (“Merger Sub”), Merger Sub merged with and into Janus (the “Merger”), with Janus surviving the Merger as a direct and wholly owned subsidiary of Henderson. Henderson, as the holding company for the combined group, was renamed Janus Henderson Group plc (the “Registrant”). Pursuant to the Merger Agreement, each award or right to acquire shares of Janus’s common stock that was outstanding and unexercised immediately prior to the effective time of the Merger under the Janus 401(k) and Employee Stock Ownership Plan, Amended and Restated Janus Capital Group Inc. 2010 Long-Term Incentive Stock Plan, Janus Capital Group Inc. 2012 Employment Inducement Award Plan, Janus Capital Group Inc. Amended and Restated 2005 Long-Term Incentive Stock Plan and Janus Capital Group Inc. Employee Stock Purchase Plan (collectively, as amended and restated from time to time, the “Janus Equity Plans”), whether or not vested, was converted into and became an award or right to acquire shares of the Registrant’s Ordinary Shares and the Registrant assumed the Janus Equity Plans. In connection with the Merger and the assumption of the Janus Plans, the Amended and Restated Janus Capital Group Inc. 2010 Long-Term Incentive Stock Plan, Janus Capital Group Inc. 2012 Employment Inducement Award Plan, Janus Capital Group Inc. Amended and Restated 2005 Long-Term Incentive Stock Plan and Janus Capital Group Inc. Employee Stock Purchase Plan were each amended and restated.

This Registration Statement on Form S-8 is filed by the Registrant for the purpose of registering 5,615,000 Ordinary Shares issuable pursuant to the Janus Equity Plans. In addition, the Registrant is also filing this Registration Statement for the purpose of registering an additional 3,424,553 shares of Ordinary Shares issuable to eligible persons under the Henderson Group plc Restricted Share Plan, Henderson Group plc Long-Term Incentive Plan, Henderson Group plc Deferred Equity Plan, Henderson Group plc International Buy As You Earn Plan, Henderson Group plc Company Share Option Plan, The Henderson Executive Shared Ownership Plan, Henderson Group plc Sharesave Scheme and Henderson Group Plc Buy As You Earn Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.         Plan Information

The documents containing the information specified in this Item 1 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

Item 2.         Registration Information and Employee Plan Annual Information

The documents containing the information specified in this Item 2 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents previously filed with the Commission by the Registrant are incorporated by reference in this Registration Statement:

a)             The Proxy Statement/Prospectus filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act by the Registrant (then known as Henderson Group plc) on March 21, 2017, as supplemented on April 19, 2017, relating to the Registrant’s registration statement on Form F-4, as amended (File No. 333-216824), which contains the audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed;

b)             The Current Reports on Form 8-K filed with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), by the Registrant on May 30, 2017 (two filings); and

c)              The description of the Ordinary Shares included or incorporated by reference under Item 1 of the Registrant’s Registration Statement on Form 8-A, filed with the Commission on May 25, 2017, under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary in such filing, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise be included in or deemed to be a part of, this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement herein, or in any subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities.

Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

Not applicable.

ITEM 6. Indemnification of Directors and Officers.

Set forth below is a description of certain provisions of the Memorandum of Association of the Registrant (the “Memorandum”), the Articles of Association of the Registrant (the “Articles”), the Companies (Jersey) Law 199, as amended (“Jersey Companies Law”), the Merger Agreement, the amended and restated Certificate of Incorporation of Janus (the “Janus Certificate of Incorporation”), the amended and restated bylaws of Janus (the “Janus Bylaws”) and the Delaware General Corporation Law (as amended, the “DGCL”) as such provisions relate to the indemnification of the directors and officers of the Registrant. This description is intended only as summary and is qualified in its entirety by reference to the Memorandum, the Articles, the Janus Certificate of Incorporation and the Janus Bylaws incorporated herein by reference, and the Jersey Companies Law and DGCL.

The Jersey Companies Law does not contain any provision permitting Jersey companies to limit the liabilities of directors for breach of fiduciary duty. However, a Jersey company may exempt from liability, and indemnify directors and officers for, liabilities (i) incurred in defending any proceedings (whether civil or criminal) in which judgment is given in the person’s favor or the person is acquitted; (ii) which are discontinued otherwise than for some benefit conferred by the person or on the person’s behalf or some detriment suffered by the person; (iv) which are settled on terms which include such benefit or detriment and, in the opinion of a majority of the directors of the company (excluding any director who conferred such benefit or on whose behalf such benefit was conferred or who suffered such detriment), the person was substantially successful on the merits in the person’s resistance to the proceedings; (v) any liability incurred otherwise than to the company if the person acted in good faith with a view to the best interests of the company; (vi) any liability incurred in connection with an application made under Article 212 of the Jersey Companies Law in which relief is granted to the person by the court; or (vii) any liability against which the company normally maintains insurance for persons other than directors. The Jersey Companies Law permits purchase of liability insurance by a company on behalf of officers and directors, and the Registrant has such insurance.

To the extent permitted by the Jersey Companies Law, the Articles provides an indemnity to its directors and officers against any costs, charges, losses, damages and liabilities incurred by him in the actual or purported execution or discharge of his duties or exercise of his powers or otherwise in relation thereto, including (without prejudice to the generality of the foregoing) any liability incurred in defending any proceedings (whether civil or criminal) which relates to anything done or omitted or alleged to have been done or omitted by him in any such capacity, and in which judgement is given in his favour or in which he is acquitted or in connection with any application under the Law in which relief is granted to him by any court of competent jurisdiction.

Indemnification of Janus Directors and Officers

The Merger Agreement requires the Registrant to indemnify and hold harmless each individual who was as of the date of the Merger Agreement, or becomes prior to the effective time, a director or officer of Janus or any of its subsidiaries and each person who was serving as a director or officer of another person at the request of Janus or any of its subsidiaries, each referred to as an indemnified party, to the same extent as such indemnified parties were indemnified as of the date of the Merger Agreement pursuant to the organizational documents of Janus or any of its subsidiaries, and any indemnification agreements in existence as of the date of the Merger Agreement.

The Merger Agreement also requires the Registrant, for a period of six years following the effective time, to either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Janus or any of its subsidiaries or provide substitute policies for not less than the existing coverage and having other terms not less favorable to the insured persons with respect to claims arising from facts or events occurring on or before the effective date, except that in no event will the annual cost for maintaining such policies in any one policy year exceed 300% of the annual premium payable by Janus for such insurance for the prior 12 months, referred to as the maximum amount. Janus may obtain a six-year “tail” policy under its existing directors and officers insurance policy in lieu of the foregoing, for a cost not to exceed the maximum amount.

Section 145 of the DGCL permits a corporation to indemnify any of its directors or officers against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred in defense of any action (other than an action by or in the corporation’s rights) arising by reason of the fact that he or she is or was an officer or director of the corporation if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 of the DGCL also permits a corporation to indemnify any such officer or director against expenses incurred in an action by the corporation or in its right if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except in respect of any matter as to which such person is adjudged to be liable to the corporation, in which case court approval must be sought for indemnification. The statute requires indemnification of such officers and directors against expenses to the extent they may be successful in defending any such action. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s bylaws, a vote of stockholders or disinterested directors, agreement or otherwise. The statute permits purchase of liability insurance by a corporation on behalf of officers and directors, and the Registrant has such insurance.

The Janus Certificate of Incorporation provides that each person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee, agent, trustee, committee member or representative of Janus (or is or was serving at Janus’ request as a director, officer, employee, agent, trustee, committee member or representative of any other entity, including service with respect to employee benefit plans) shall be indemnified and held harmless by Janus, to the full extent permitted by Delaware law, as in effect from time to time, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person acting in such capacity.

In addition, the Janus Certificate of Incorporation provides that the rights to indemnification and the payment of expenses provided thereby shall not be exclusive of any other right which any person may have or acquire under any statute, any provision of the Janus Certificate of Incorporation or the Janus Bylaws, any agreement or otherwise.

The Janus Certificate of Incorporation further provides that a director will not be personally liable to Janus and its stockholders for any breach of fiduciary duty, except for liability (i) for any breach of the director’s duty of loyalty to Janus or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividend and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of such provisions shall not adversely affect any right or protection of a director or officer with respect to any conduct of such director or officer occurring prior to such repeal or modification.

ITEM 7. Exemption from Registration Claimed.

Not applicable.

ITEM 8. Exhibits.

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated October 3, 2016, by and among Henderson Group plc, Janus Capital Group Inc. and Horizon Orbit Corp. is hereby incorporated by reference from Exhibit 2.1 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

3.1	Memorandum of Association of Janus Henderson Group plc, is hereby incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated May 30, 2017
3.2	Articles of Association of Janus Henderson Group plc, is hereby incorporated by reference from Exhibit 3.2 to Registrant’s Current Report on Form 8-K dated May 30, 2017
3.3

Delaware Certificate of Incorporation as Amended and Restated on June 14, 2000, is hereby incorporated by reference from Exhibit 3.1.1 to Janus’ Registration Statement on Form 10 declared effective on June 15, 2000 (File No. 001-15253)

3.4

Delaware Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 2012 is hereby incorporated by reference from Exhibit 3.1 to Janus’ Current Report on Form 8-K filed on May 18, 2012 (File No. 001-15253)

3.5

Bylaws of Janus Capital Group Inc. as Amended and Restated on October 21, 2008, is hereby incorporated by reference from Exhibit 3.1 to Janus’ Form 10-Q for the quarter ended September 30, 2008 (File No. 001-15253)

3.6	First Amendment to the Amended and Restated Bylaws of Janus is hereby incorporated by reference from Exhibit 3.2 to Janus’ Current Report on Form 8-K filed on May 18, 2012 (File No. 001-15253)
3.7

Second Amendment to the Amended and Restated Bylaws of Janus Capital Group Inc. is hereby incorporated by reference from Appendix A of Janus’ Definitive Proxy Statement filed on March 11, 2016 (File No. 001-15253)

4.1

Henderson Group plc Long Term Incentive Plan (LTIP), is hereby incorporated by reference from Exhibit 10.7 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.2	Henderson Group Sharesave Scheme, is hereby incorporated by reference from Exhibit 10.8 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)
4.3

The Henderson Executive Shared Ownership Plan (ExSOP), is hereby incorporated by reference from Exhibit 10.9 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.4

Rules of the Henderson Group plc Deferred Equity Plan (DEP), is hereby incorporated by reference from Exhibit 10.10 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.5

Trust Deed of the Henderson Buy-As-You-Earn Plan (BAYE), is hereby incorporated by reference from Exhibit 10.11 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.6

The Henderson Group plc Company Share Option Plan, is hereby incorporated by reference from Exhibit 10.12 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.7

Rules of the Henderson Group plc International Buy as Your Earn Plan (International BAYE), is hereby incorporated by reference from Exhibit 10.13 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.8	Henderson Group plc Restricted Share Plan, is hereby incorporated by reference from Exhibit 10.14 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)
4.9	Janus Henderson Group plc Second Amended and Restated 2012 Employment Inducement Award Plan, effective as of May 30, 2017*
4.10

Janus Capital Group Inc. 401(k) and Employee Stock Ownership Plan, as amended and restated effective January 1, 2014, is hereby incorporated by reference from Exhibit 10.8 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-15253)

4.10.1

Amendment No. 1 to Janus 401(k) Plan, effective January 1, 2014, is hereby incorporated by reference from Exhibit 10.9 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-15253)

4.10.2

Amendment No. 2 to Janus 401(k) Plan, effective January 1, 2015, is hereby incorporated by reference from Exhibit 10.9.2 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-15253)

4.10.3

Amendment No. 3 to Janus 401(k) Plan, effective January 1, 2016, is hereby incorporated by reference from Exhibit 10.9.3 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-15253)

4.10.4	Amendment No. 4 to Janus 401(k) Plan, effective September 1 2016, is hereby incorporated by reference from Exhibit 10.9.4 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-15253)
4.10.5

Amendment No. 5 to Janus 401(k) Plan, effective September 1, 2016, is hereby incorporated by reference from Exhibit 10.9.5 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-15253)

4.10.6

Amendment No. 6 to Janus 401(k) Plan, effective August 31, 2016, is hereby incorporated by reference from Exhibit 10.9.6 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-15253)

4.11	Janus Henderson Group plc Second Amended and Restated 2005 Long-Term Incentive Stock Plan, effective May 30, 2017*
4.12	Janus Henderson Group plc Second Amended and Restated 2010 Long-Term Incentive Stock Plan, effective May 30, 2017*
4.13	Janus Henderson Group plc Second Amended and Restated Employee Stock Purchase Plan, effective May 30, 2017*
5.1	Opinion of Carey Olsen as to the validity of the ordinary shares to be issued by the Registrant*
23.1	Consent of PricewaterhouseCoopers LLP as auditors for the financial statements of Henderson *
23.2	Consent of Deloitte & Touche LLP as auditors for the financial statements of Janus*
23.3	Consent of Carey Olsen (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*

*	Filed herewith

ITEM 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

provided, however; that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on May 31, 2017

Janus Henderson Group plc

By:	/s/ Andrew Formica

Name:	Andrew Formica
Title:	Director and Co-Chief Executive Officer

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, Colorado, on May 31, 2017.

Janus 401(k) and Employee Stock Ownership Plan

By:	/s/ Karlene J. Lacy

Name:	Karlene J. Lacy
Title:	Senior Vice President

POWER OF ATTORNEY

Each of the undersigned directors and officers of the Registrant hereby severally constitute and appoint each of Andrew Formica, Richard Weil, Roger Thompson and Jacqui Irvine, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all amendments to this Registration Statement, and to file the same with exhibits thereto and other documents in connection therewith, including any registration statement or post-effective amendment filed pursuant to Rule 462(b) under the Securities Act of 1933, with the SEC, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed as of the 31st day of May, 2017 by the following persons in the capacities indicated.

Signature	Title

/s/ Andrew Formica
Andrew Formica	Director and Co-Chief Executive Officer

(Principal Executive Officer)

/s/ Richard Weil
Richard Weil	Director and Co-Chief Executive Officer
(Principal Executive Officer)

/s/ Roger Thompson
Roger Thompson	Chief Financial Officer
(Principal Financial Officer)

/s/ Brennan Hughes
Brennan Hughes	Chief Accounting Officer and Treasurer
(Principal Accounting Officer)

/s/ Richard Gillingwater
Richard Gillingwater	Director

/s/ Glenn Schafer
Glenn Schafer	Director

/s/ Sarah Arkle
Sarah Arkle	Director

/s/ Kalpana Desai
Kalpana Desai	Director

/s/ Jeffrey Diermeier
Jeffrey Diermeier	Director

/s/ Kevin Dolan
Kevin Dolan	Director

/s/ Eugene Flood Jr.
Eugene Flood Jr.	Director

/s/ Lawrence Kochard
Lawrence Kochard	Director

/s/ Angela Seymour-Jackson
Angela Seymour-Jackson	Director

/s/ Tatsusaburo Yamamoto
Tatsusaburo Yamamoto	Director

HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC.			May 31, 2017
Authorized Representative in the United States

By:	/s/ Christopher Golden

	Name:	Christopher Golden
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated October 3, 2016, by and among Henderson Group plc, Janus Capital Group Inc. and Horizon Orbit Corp. is hereby incorporated by reference from Exhibit 2.1 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

3.1	Memorandum of Association of Janus Henderson Group plc, is hereby incorporated by reference from Exhibit 3.1 to Registrant’s Current Report on Form 8-K dated May 30, 2017
3.2	Articles of Association of Janus Henderson Group plc, is hereby incorporated by reference from Exhibit 3.2 to Registrant’s Current Report on Form 8-K dated May 30, 2017
3.3

Delaware Certificate of Incorporation as Amended and Restated on June 14, 2000, is hereby incorporated by reference from Exhibit 3.1.1 to Janus’ Registration Statement on Form 10 declared effective on June 15, 2000 (File No. 001-15253)

3.4

Delaware Certificate of Amendment of Amended and Restated Certificate of Incorporation dated May 18, 2012 is hereby incorporated by reference from Exhibit 3.1 to Janus’ Current Report on Form 8-K filed on May 18, 2012 (File No. 001-15253)

3.5

Bylaws of Janus Capital Group Inc. as Amended and Restated on October 21, 2008, is hereby incorporated by reference from Exhibit 3.1 to Janus’ Form 10-Q for the quarter ended September 30, 2008 (File No. 001-15253)

3.6	First Amendment to the Amended and Restated Bylaws of Janus is hereby incorporated by reference from Exhibit 3.2 to Janus’ Current Report on Form 8-K filed on May 18, 2012 (File No. 001-15253)
3.7

Second Amendment to the Amended and Restated Bylaws of Janus Capital Group Inc. is hereby incorporated by reference from Appendix A of Janus’ Definitive Proxy Statement filed on March 11, 2016 (File No. 001-15253)

4.1

Henderson Group plc Long Term Incentive Plan (LTIP), is hereby incorporated by reference from Exhibit 10.7 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.2	Henderson Group Sharesave Scheme, is hereby incorporated by reference from Exhibit 10.8 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)
4.3

The Henderson Executive Shared Ownership Plan (ExSOP), is hereby incorporated by reference from Exhibit 10.9 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.4

Rules of the Henderson Group plc Deferred Equity Plan (DEP), is hereby incorporated by reference from Exhibit 10.10 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.5

Trust Deed of the Henderson Buy-As-You-Earn Plan (BAYE), is hereby incorporated by reference from Exhibit 10.11 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.6

The Henderson Group plc Company Share Option Plan, is hereby incorporated by reference from Exhibit 10.12 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.7

Rules of the Henderson Group plc International Buy as Your Earn Plan (International BAYE), is hereby incorporated by reference from Exhibit 10.13 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)

4.8	Henderson Group plc Restricted Share Plan, is hereby incorporated by reference from Exhibit 10.14 to Registrant’s Registration Statement on Form F-4 filed on March, 20, 2017 (File No. 333-216824)
4.9	Janus Henderson Group plc Second Amended and Restated 2012 Employment Inducement Award Plan, effective as of May 30, 2017*
4.10

Janus Capital Group Inc. 401(k) and Employee Stock Ownership Plan, as amended and restated effective January 1, 2014, is hereby incorporated by reference from Exhibit 10.8 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-15253)

4.10.1

Amendment No. 1 to Janus 401(k) Plan, effective January 1, 2014, is hereby incorporated by reference from Exhibit 10.9 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2014 (File No. 001-15253)

4.10.2

Amendment No. 2 to Janus 401(k) Plan, effective January 1, 2015, is hereby incorporated by reference from Exhibit 10.9.2 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-15253)

4.10.3

Amendment No. 3 to Janus 401(k) Plan, effective January 1, 2016, is hereby incorporated by reference from Exhibit 10.9.3 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2015 (File No. 001-15253)

4.10.4

Amendment No. 4 to Janus 401(k) Plan, effective September 1 2016, is hereby incorporated by reference from Exhibit 10.9.4 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-15253)

4.10.5

Amendment No. 5 to Janus 401(k) Plan, effective September 1, 2016, is hereby incorporated by reference from Exhibit 10.9.5 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-15253)

4.10.6

Amendment No. 6 to Janus 401(k) Plan, effective August 31, 2016, is hereby incorporated by reference from Exhibit 10.9.6 to Janus’s Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-15253)

4.11	Janus Henderson Group plc Second Amended and Restated 2005 Long-Term Incentive Stock Plan, effective May 30, 2017*
4.12	Janus Henderson Group plc Second Amended and Restated 2010 Long-Term Incentive Stock Plan, effective May 30, 2017*
4.13	Janus Henderson Group plc Second Amended and Restated Employee Stock Purchase Plan, effective May 30, 2017*
5.1	Opinion of Carey Olsen as to the validity of the ordinary shares to be issued by the Registrant*
23.1	Consent of PricewaterhouseCoopers LLP as auditors for the financial statements of Henderson *
23.2	Consent of Deloitte & Touche LLP as auditors for the financial statements of Janus*
23.3	Consent of Carey Olsen (included in Exhibit 5.1)*
24.1	Power of Attorney (included on signature page)*

*	Filed herewith